Exhibit 10.61

Execution Version

AMENDMENT AND REAFFIRMATION AGREEMENT

This AMENDMENT AND REAFFIRMATION AGREEMENT is entered into as of March 29, 2023 (this “Amendment”), by and among Gryphon Opco I LLC, a Delaware LLC (“Borrower”), Gryphon Digital Mining, Inc. a Delaware corporation (the “Guarantor”), and Anchorage Lending CA, LLC, a California limited liability company (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are party to that certain Equipment Loan and Security Agreement (as amended prior to the date hereof, “Original Loan Agreement”) made as of May 25, 2022 (a copy of the Original Loan Agreement is annexed hereto as Exhibit A);

WHEREAS, on May 25, 2022, the Borrower executed a Promissory Note (the “Original Promissory Note”) in favor of the Lender (a copy of the Original Promissory Note is annexed hereto as Exhibit B);

WHEREAS, on May 25, 2022, the Borrower executed a Collateral Assignment of Colocation Mining Services Agreement (the “Collateral Assignment”) in favor of the Lender (a copy of the Collateral Assignment is annexed hereto as Exhibit C);

WHEREAS, on May 25, 2022, the Guarantor executed a Guaranty (the “Guaranty”) in favor of the Lender (a copy of the Guaranty is annexed hereto as Exhibit D);

WHEREAS, the Borrower an the Lender and Administrative Agent wish to make certain amendments to the Original Loan Agreement and the Original Promissory Note as provided below subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

SECTION 1. Amendments to the Original Loan Agreement and the Original Promissory Note. Subject to the satisfaction of the conditions set forth in Section 3 hereof and in reliance on the representations and warranties of the Borrower and the Guarantor, each party to this Amendment hereby agrees that:

(a)	the Original Loan Agreement be, and hereby is, amended and restated (and as amended and restated, the Amended and Restated Equipment Loan and Security Agreement as set forth in Exhibit E attached hereto pursuant to and in accordance with the terms and subject to the conditions set forth in this Amendment and the Amended and Restated Equipment Loan and Security Agreement;

(b)	the Original Promissory Note be, and hereby is, amended and restated (and as amended and restated, the Amended and Restated Promissory Note as set forth in Exhibit F attached hereto pursuant to and in accordance with the terms and subject to the conditions set forth in this Amendment and the Amended and Restated Promissory Note.

Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note, as applicable.

SECTION 2. Reaffirmations.

(a)	The Guarantor hereby reaffirms the Guaranty and represents and warrants that the Guaranty is in full force and effect and is a Guaranty with respect to the Borrower’s Obligations in and under the Amendment and the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note.

(b)	The Borrower reaffirms its Obligations under the Original Loan Agreement and confirms that such Obligations are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed as set forth in the Amended and Restated Equipment Loan and Security Agreement.

(c)	The Borrower reaffirms its Obligations under the Original Promissory Note and confirms that such Obligations are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed as set forth in the Amended and Restated Original Promissory Note.

(d)	The Borrower reaffirms its obligations under Collateral Assignment and confirms that such obligations are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed in respect of the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Original Promissory Note.

(e)	The Borrower and the Guarantor hereby reaffirm their obligations, guarantees and covenants and reaffirm that their obligations, guarantees and covenants continuing and that the Borrower’s obligations are secured by the Collateral granted by the Borrower in favor of the Lender, the Guaranty and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the signatories thereof under such documents and agreements entered into with respect to the obligations, guarantees and covenants thereunder are hereby ratified and affirmed in all respects by each of them.

SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective immediately when (such date, the “Amendment Effective Date”):

(a)	the Lender shall have received in .pdf format (followed promptly by originals) counterparts of this Amendment, the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note by each Person party thereto;

(b)	the Borrower shall have paid to the Lender: (i) 300 Bitcoin (as reduced by any payments made by Borrower between December 31, 2022 and the Amendment Effective Date) as and for principal payment due under the Original Promissory Note (as amended and restated by the Amended and Restated Promissory Note); (ii) a closing fee of $45,000 (the “Closing Fee”) and (iii) all fees, costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note (including, without limitation, the reasonable attorneys’ fees of Winston & Strawn LLP); and

(c)	such certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Guarantor and the Borrower as the Lender may reasonably require evidencing the identity, authority and capacity of each Authorized Officers thereof authorized to act as an Authorized Officers in connection with this Amendment, the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note and the other Loan Documents.

SECTION 4. Closing Fee. In addition to any fees or other amounts payable to Lender under the terms of this Amendment and the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note, as consideration for the agreement of the Lender to enter into this Amendment, the Borrower agrees to pay to the Lender the non-refundable Closing Fee as referenced in Section 3(b) above. The Closing Fee (a) shall be fully earned as of the date hereof, (b) will not be refundable under any circumstances once paid, (c) will be paid in US dollars and in immediately available funds and(d) shall not be subject to reduction by way of setoff or counterclaim.

SECTION 5. Representations and Warranties. The Guarantor and the Borrower each hereby represents and warrants to the Lender that the execution and delivery of this Amendment, the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note and the performance by such Person (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except, (ii) will not violate any (x) of such Person’s organizational documents or (y) requirements of law applicable to such Person and (iii) will not violate or result in a default under any material contractual obligation to which such Person is a party.

SECTION 6. Reference to and Effect on the Loan Documents.

(a)	On and after the Amendment Effective Date, each reference in the Guaranty and the Collateral Assignment to the Original Loan Agreement and the Original Promissory Note shall mean and be a reference to the Amended and Restated Equipment Loan and Security Agreement and the Amended and Restated Promissory Note, as applicable.

(b)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a consent, waiver or modification of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a consent, waiver or modification of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 7. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8. Waiver. Neither this Amendment nor any provisions hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

SECTION 9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 10. Incorporated Provisions. The provisions of Section 9 (“Notices”), Section 12 “Choice of Law; Jurisdiction; Waiver Jury Trial”) and Section 13 (“Miscellaneous”) of the Amended and Restated Equipment Loan and Security Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

SECTION 11. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12. General Release.

Each of the Guarantor and the Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all of its respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Guarantor and/or the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment for or on account of, or in relation to, or in connection with any of the Loan Documents or any of the transactions thereunder or related thereto, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Guarantor and the Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any applicable law which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her might have materially affected his settlement with the debtor.”

Each of the Guarantor and the Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by the Guarantor and/or the Borrower pursuant to the above release. If the Guarantor and/or the Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Gryphon Opco I LLC, a Delaware limited liability company
Borrower
BY: GRYPHON DIGITAL MINING, INC., a Delaware corporation
Its: Sole Member

/s/ Rob Chang
Name: Rob Chang
Title: Chief Executive Officer

Gryphon Digital Mining, Inc., a Delaware
corporation Guarantor

/s/ Rob Chang
Name: Rob Chang
Title: Chief Executive Officer

Anchorage Lending CA, LLC, a California limited liability
company Lender

/s/ Julie Veltman
Name: Julie Veltman
Title: Chief Financial Officer

EXHIBIT A

Original Loan Agreement

EXHIBIT B

Original Promissory Note

EXHIBIT C

Collateral Assignment

EXHIBIT D

Guaranty

EXHIBIT E

Amended and Restated Equipment Loan and Security Agreement

EXHIBIT F

Amended and Restated Promissory Note